EXHIBIT 99.1

                          [Beard & Company Letterhead]

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
Elverson National Bank
Elverson, Pennsylvania


              We have audited the accompanying consolidated balance sheets of Elverson National Bank and its subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

              We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

              In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Elverson National Bank and its subsidiaries as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.



/s/ Beard & Company, Inc.

Reading, Pennsylvania
January 25, 1999

ELVERSON NATIONAL BANK AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31
(Dollars In Thousands, Except Per Share Data)                            1998           1997
----------------------------------------------------------------------------------------------

ASSETS
Cash and due from banks                                              $    8,450     $   10,778
Interest-bearing deposits with banks                                      7,250          6,033
Federal funds sold                                                           --          3,600
Bankers acceptance notes                                                     --          1,899
                                                                     ----------     ----------
     Total cash and cash equivalents                                     15,700         22,310
Term funds sold                                                          15,000             --
Securities available for sale                                           101,303         33,465
Securities held to maturity, fair value 1998 $ -0-; 1997 $16,361             --         16,239
Loans receivable, net of allowance for loan losses 1998 $ 3,489;
    1997 $3,345                                                         184,299        194,939
Premises and equipment, net                                               4,359          4,504
Accrued interest receivable                                               2,173          1,554
Other assets                                                              1,820          1,827
                                                                     ----------     ----------

     Total Assets                                                    $  324,654     $  274,838
                                                                     ==========     ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Deposits:
     Non-interest bearing                                            $   47,582     $   41,066
     Interest bearing                                                   217,659        196,857
                                                                     ----------     ----------
     Total deposits                                                     265,241        237,923
Securities sold under agreements to repurchase                           13,722          8,963
Borrowed funds                                                           15,223            525
Accrued interest payable                                                  1,272          1,019
Other liabilities                                                           878            668
                                                                     ----------     ----------

     Total Liabilities                                                  296,336        249,098
                                                                     ----------     ----------

Stockholders' Equity
Common stock, par value $1.25 per share;  authorized 4,000,000 shares;  issued and outstanding shares 1998 2,602,117 shares;
  1997 2,584,615 shares                                                   3,253          3,231
Surplus                                                                  17,681         17,298
Retained earnings                                                         6,914          5,094
Accumulated other comprehensive income                                      470            117
                                                                     ----------     ----------

     Total Stockholders' Equity                                          28,318         25,740
                                                                     ----------     ----------

     Total Liabilities and Stockholders' Equity                      $  324,654     $  274,838
                                                                     ==========     ==========

See Accompanying Notes to Consolidated Financial Statements.

ELVERSON NATIONAL BANK AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

Years Ended December 31
(Dollars In Thousands, Except Per Share Data)                      1998        1997       1996
------------------------------------------------------------------------------------------------
Interest Income:
     Loans receivable, including fees                            $17,648     $17,681     $15,161
     Securities:
         Taxable                                                   2,766       1,900       2,106
         Tax-exempt                                                1,216         483         446
     Other                                                           779         413         400
                                                                 -------     -------     -------
         Total interest income                                    22,409      20,477      18,113
                                                                 -------     -------     -------

Interest Expense:
     Deposits                                                      9,209       8,089       7,344
     Securities sold under agreements to repurchase                  377         528         514
     Borrowed funds                                                  257          10          38
                                                                 -------     -------     -------
         Total interest expense                                    9,843       8,627       7,896
                                                                 -------     -------     -------

         Net Interest Income                                      12,566      11,850      10,217
Provision for loan losses                                            860         988         600
                                                                 -------     -------     -------
         Net Interest Income After Provision for Loan Losses      11,706      10,862       9,617
                                                                 -------     -------     -------

Other Income:
     Customer service fees                                         1,010         967         743
     Mortgage banking activities                                     530         421         245
     Net realized gains on sales of securities                        17          19          --
     Other                                                           167         125          77
                                                                 -------     -------     -------
         Total other income                                        1,724       1,532       1,065
                                                                 -------     -------     -------

Other Expenses:
     Salaries and employee benefits                                5,003       4,336       3,657
     Occupancy                                                       917         780         715
     Equipment                                                       827         704         671
     Merger costs                                                    786          --          --
     Other                                                         2,416       2,450       2,289
                                                                 -------     -------     -------
         Total other expenses                                      9,949       8,270       7,332
                                                                 -------     -------     -------

         Income Before Income Taxes                                3,481       4,124       3,350
Federal income taxes                                               1,046       1,193         983
                                                                 -------     -------     -------

         Net Income                                              $ 2,435     $ 2,931     $ 2,367
                                                                 =======     =======     =======

Basic and Diluted Earnings Per Share                             $  0.94     $  1.14     $  0.93
                                                                 =======     =======     =======

See Accompanying Notes to Consolidated Financial Statements.

ELVERSON NATIONAL BANK AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

Years Ended December 31, 1998, 1997 and 1996
(Dollars In Thousands, Except Share Data)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                       Accumulated
                                                                                                          Other          Total
                                                                   Common                 Retained    Comprehensive  Stockholders'
                                                       Shares      Stock      Surplus     Earnings       Income          Equity
------------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1995                           2,411,952  $    3,015  $   13,546  $    3,648   $         73    $     20,282
                                                                                                                     ------------
    Comprehensive income:
       Net income                                            -           -           -       2,367              -           2,367
       Change in net unrealized gains (losses)
          on securities available for sale                   -           -           -           -             (6)             (6)
                                                                                                                     ------------

          Total comprehensive income                                                                                        2,361
                                                                                                                     ------------

    Cash dividends, $ 0.15 per share                         -           -           -        (387)             -            (387)
    Issuance of common stock in connection with
       dividend reinvestment and stock purchase plan    26,358          33         509           -              -             542
---------------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 1996                           2,438,310       3,048      14,055       5,628             67          22,798
                                                                                                                     ------------
    Comprehensive income:
       Net income                                            -           -           -       2,931              -           2,931
       Change in net unrealized gains (losses)
          on securities available for sale                   -           -           -           -             50              50
                                                                                                                     ------------

          Total comprehensive income                                                                                        2,981
                                                                                                                     ------------

    Cash dividends, $ 0.22 per share                         -           -           -        (564)             -            (564)
    Issuance of common stock upon exercise
       of stock options                                    534           1          10           -              -              11
    Issuance of common stock in connection with
       dividend reinvestment and stock purchase plan    22,491          28         486           -              -             514
    Issuance of common stock in connection
       with a 5% stock dividend                        123,280         154       2,747      (2,901)             -               -
---------------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 1997                           2,584,615       3,231      17,298       5,094            117          25,740
                                                                                                                     ------------
    Comprehensive income:
       Net income                                            -           -           -       2,435              -           2,435
       Change in net unrealized gains (losses)
          on securities available for sale                   -           -           -           -            353             353
                                                                                                                     ------------

          Total comprehensive income                                                                                        2,788
                                                                                                                     ------------

    Cash dividends, $ 0.24 per share                         -           -           -        (615)             -            (615)
    Issuance of common stock upon
       exercise of stock options                         4,305           5          88           -              -              93
    Issuance of common stock in connection with
       dividend reinvestment and stock purchase plan    13,197          17         295           -              -             312
---------------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 1998                           2,602,117  $    3,253  $   17,681  $    6,914   $        470    $     28,318
=================================================================================================================================

See Accompanying Notes to Consolidated Financial Statements.

ELVERSON NATIONAL BANK AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31
(Dollars In Thousands)                                                         1998              1997             1996
----------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                                            $     2,435       $     2,931      $     2,367
     Adjustments to reconcile net income to net cash
         provided by operating activities:
         Provision for loan and foreclosed real estate losses                      860               988              650
         Provision for depreciation                                                445               402              414
         Net amortization (accretion) of securities premiums and discounts          38               (34)             (19)
         Net gains on the sales of securities                                      (17)              (19)               -
         Proceeds from sale of loans                                            29,288            16,542           11,619
         Net gains on sale of loans                                               (392)             (294)            (120)
         Loans originated for sale                                             (28,896)          (16,248)         (11,499)
         Net (gains) losses on sale or disposal of premises and equipment            5                39              (42)
         Net (gains) losses on sale of foreclosed real estate                       (2)               12                7
         (Increase) in accrued interest receivable and other assets               (837)             (164)            (101)
         Increase in accrued interest payable and other liabilities                463                82               89
         (Increase) decrease in deferred income taxes                               18               (69)             (28)
                                                                          --------------------------------------------------
              Net cash provided by operating activities                          3,408             4,168            3,337
                                                                          --------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Increase in term funds sold                                               (15,000)                -                -
     Proceeds from sales of securities available for sale                        1,497             3,655                -
     Proceeds from principal payments and maturities of securities:
         Held to maturity                                                        7,206             6,712            4,831
         Available for sale                                                     15,026             5,460           14,208
     Purchases of securities:
         Held to maturity                                                            -                 -          (10,868)
         Available for sale                                                    (74,815)          (23,651)          (9,997)
     Loans made to customers, net of principal collected                         9,780           (12,157)         (24,260)
     Proceeds from sales of foreclosed real estate                                  28               214              664
     Purchases of premises and equipment                                          (305)           (1,079)            (749)
                                                                          --------------------------------------------------
         Net cash used in investing activities                                 (56,583)          (20,846)         (26,171)
                                                                          --------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Net increase in interest and non-interest bearing demand deposits
         and savings accounts                                                   23,792            18,164           15,586
     Net increase in certificates of deposit                                     3,526             9,591            2,588
     Net increase (decrease) in securities sold under agreements to              4,759            (2,888)           4,582
         repurchase
     Net proceeds (repayments) from borrowed funds                              14,698               394              (98)
     Principal payments on long-term borrowings                                      -                 -           (1,220)
     Proceeds from exercise of stock options                                        93                11                -
     Proceeds from dividend reinvestment and stock purchase plan                   312               514              542
     Dividends paid                                                               (615)             (564)            (387)
                                                                          --------------------------------------------------
         Net cash provided by financing activities                              46,565            25,222           21,593
                                                                          --------------------------------------------------

         Increase (decrease) in cash and cash equivalents                       (6,610)            8,544           (1,241)

Cash and cash equivalents:
     January 1                                                                  22,310            13,766           15,007
                                                                          --------------------------------------------------

     December 31                                                           $    15,700       $    22,310      $    13,766
                                                                          ==================================================

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
     Cash payments for:
         Interest                                                          $     9,590       $     8,487      $     7,911
                                                                          ==================================================
         Income taxes                                                      $       843       $     1,422      $     1,039
                                                                          ==================================================

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND
     FINANCING ACTIVITIES:
     Foreclosed real estate acquired in settlement of loans                $        89       $         -      $       426
                                                                          ==================================================

See Accompanying Notes to Consolidated Financial Statements.

ELVERSON NATIONAL BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1.  Significant Accounting Policies
Basis of presentation and consolidation: The consolidated financial statements include the accounts of Elverson National Bank (the Bank) and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Nature of operations: The Bank operates under a national bank charter and provides full banking services. As a national bank, the Bank is subject to regulation of the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation. The area served by the Bank is principally Berks, Chester and Lancaster Counties in Pennsylvania. The Bank's subsidiaries primarily hold certain real estate.

Estimates: The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Presentation of cash flows: For the purposes of reporting cash flows, cash and cash equivalents include cash on hand, cash and due from banks, interest bearing deposits with banks, federal funds sold and bankers acceptance notes. Generally, federal funds are purchased and sold for one day periods. Also, bankers acceptance notes generally have a maturity within 90 days of purchase date.

Term funds sold: Term funds sold consist of funds purchased from National Penn Bank at 5.64%, purchased on September 22, 1998, maturing January 20, 1999.

Securities:   Management  determines  the  appropriate  classification  of  debt securities at the time of purchase and re-evaluates such designation at each balance sheet date.

Securities that management has both the positive intent and ability to hold to maturity are classified as securities held to maturity and are carried at cost, adjusted for amortization of premium or accretion of discount using the interest method.

Securities classified as available for sale are those securities that the Bank intends to hold for an indefinite period of time but not necessarily to maturity. Securities available for sale are carried at fair value. Unrealized gains or losses are reported as increases or decreases in other comprehensive income, net of the related deferred tax effect.

Interest and dividends on securities, including the amortization of premiums and the accretion of discounts, are reported in interest income on securities using the interest method. Gains and losses on the sale of securities are recorded on the trade date and are calculated using the specific identification method.

Loans receivable: Loans receivable are stated at their outstanding unpaid principal balances, net of an allowance for loan losses and any deferred fees or costs. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the yield (interest income) of the related loans. The Bank is generally amortizing these amounts over the contractual life of the loan.

ELVERSON NATIONAL BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1.  Significant Accounting Policies (Continued)
Loans receivable (continued): A loan is generally considered impaired when it is probable the Bank will be unable to collect all contractual principal and interest payments due in accordance with the terms of the loan agreement. The accrual of interest is generally discontinued when the contractual payment of principal or interest has become 90 days past due or management has serious doubts about further collectibility of principal or interest, even though the loan is currently performing. A loan may remain on accrual status if it is in the process of collection and is either guaranteed or well secured. When a loan is placed on nonaccrual status, unpaid interest credited to income in the current year is reversed and unpaid interest accrued in prior years is charged against the allowance for loan losses. Interest received on nonaccrual loans generally is either applied against principal or reported as interest income, according to management's judgment as to the collectibility of principal. Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time and the ultimate collectibility of the total contractual principal and interest is no longer in doubt.

Allowance for loan losses: The allowance for loan losses is established through provisions for loan losses charged against income. Loans deemed to be uncollectible are charged against the allowance for loan losses, and subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses related to impaired loans that are identified for evaluation is based on discounted cash flows using the loan's initial effective interest rate or the fair value, less selling costs, of the collateral for collateral dependent loans. By the time a loan becomes probable of foreclosure, it has been charged down to fair value, less estimated cost to sell.

The allowance for loan losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions, and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant change, including the amounts and timing of future cash flows expected to be received on impaired loans.

Loan servicing: The cost of mortgage servicing rights is amortized in proportion to, and over the period of, estimated net servicing revenues. Impairment of mortgage servicing rights is assessed based on the fair value of those rights. Fair values are estimated using discounted cash flows based on a current market interest rate.

Foreclosed real estate: Foreclosed real estate, which is recorded in other assets, is comprised of property acquired through a foreclosure proceeding or acceptance of a deed-in-lieu of foreclosure and loans classified as in-substance foreclosure. A loan is classified as in-substance foreclosure when the Bank has taken possession of the collateral regardless of whether formal foreclosure proceedings take place.

Foreclosed real estate initially is recorded at fair value, net of estimated selling costs at the date of foreclosure, establishing a new cost basis. After foreclosure, valuations are periodically performed by management and the assets are carried at the lower of cost or fair value, less estimated costs to sell. Revenues and expenses from operations and changes in the valuation allowance are included in other expenses.

ELVERSON NATIONAL BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1.  Significant Accounting Policies (Continued)
Premises and equipment: Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed on the straight-line and accelerated depreciation methods over the estimated useful lives of the assets.

Advertising costs: The Bank follows the policy of charging the costs of advertising to expense as incurred.

Income taxes: Deferred income taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The Bank and its subsidiaries file a consolidated federal income tax return.

Off-balance sheet financial instruments: In the ordinary course of business, the Bank has entered into off-balance sheet financial instruments consisting of commitments to extend credit and letters of credit. Such financial instruments are recorded in the consolidated balance sheets when they are funded.

Earnings per common share: Basic earnings per share represents income available to common stockholders divided by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflects additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance. Potential common shares that may be issued by the Bank relate solely to outstanding stock options, and are determined using the treasury stock method. The effect of stock options on diluted earnings per share for the Bank is immaterial and results in the same amount reported as basic earnings per share for 1998, 1997 and 1996.

New accounting standard: The Financial Accounting Standards Board issued Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities", in June 1998. The Bank is required to adopt the Statement on January 1, 2000. The adoption of the Statement is not expected to have a significant impact on the financial condition or results of operations of the Bank.

Segment reporting: The Bank acts as an independent community financial services provider, and offers traditional banking and related financial services to individual, business and government customers. Through its branch and automated teller machine network, the Bank offers a full array of commercial and retail financial services, including the taking of time, savings and demand deposits; the making of commercial, consumer and mortgage loans; and the providing of other financial services.

Management does not separately allocate expenses, including the cost of funding loan demand, between the commercial, retail and mortgage banking operations of the Bank. As such, discrete financial information is not available and segment reporting would not be meaningful.

ELVERSON NATIONAL BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2.  Restrictions On Cash And Due From Bank Balances
The Bank is required to maintain average reserve balances in vault cash or with the Federal Reserve Bank. The total of those reserve balances at December 31, 1998 and 1997 was approximately $2,720,000 and $1,799,000, respectively.

Note 3.  Securities
The amortized cost and approximate fair value of securities at December 31 were as follows:

                                                           Gross          Gross
Securities Available for Sale               Amortized   Unrealized     Unrealized         Fair
(In Thousands)                                 Cost        Gains          Losses         Value
------------------------------------------------------------------------------------------------
December 31, 1998
U.S. Government and agency obligations     $  40,863     $     306      $     (73)     $  41,096
State and political subdivisions              42,749           575           (155)        43,169
Mortgage-backed securities                     8,838            32            (36)         8,834
Other securities                               5,763            61             --          5,824
Equity securities                              2,378             2             --          2,380
                                           -----------------------------------------------------
                                           $ 100,591     $     976      $    (264)     $ 101,303
                                           =====================================================

December 31, 1997
U.S. Treasury securities                   $   3,990     $       4      $      --      $   3,994
U.S. Government and agency obligations        14,244            48             (4)        14,288
State and political subdivisions               9,928           117            (34)        10,011
Mortgage-backed securities                     2,917            53             (6)         2,964
Other securities                                 566            --             (2)           564
Equity securities                              1,642             2             --          1,644
                                           -----------------------------------------------------
                                           $  33,287     $     224      $     (46)     $  33,465
                                           =====================================================

Equity securities are principally comprised of Federal Home Loan Bank and Federal Reserve Bank stock.

                                                          Gross         Gross
Securities Held to Maturity                Amortized   Unrealized     Unrealized       Fair
(In Thousands)                                Cost        Gains         Losses        Value
--------------------------------------------------------------------------------------------
December 31, 1997
U.S. Government and agency obligations     $  4,637     $     24      $     (5)     $  4,656
State and political subdivisions              7,589           98            (1)        7,686
Mortgage-backed securities                    2,931           --            (3)        2,928
Other securities                              1,082            9            --         1,091
                                       -----------------------------------------------------

                                           $ 16,239     $    131      $     (9)     $ 16,361
                                       =====================================================

ELVERSON NATIONAL BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 3.  Securities (Continued)
During 1998, the Bank re-evaluated its securities portfolios as a result of the merger agreement discussed in Note 22 and transferred all of its securities held to maturity to securities available for sale. The securities, with an amortized cost of $9,062,000, were transferred at their fair value of $9,240,000 on the date of transfer. The unrealized gain of $178,000 at the date of transfer, net of tax, was included in other comprehensive income.

The amortized cost and fair value of securities at December 31, 1998, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because the securities may be called or prepaid with or without penalties.

                                             Available for Sale
                                          ------------------------
                                           Amortized          Fair
(In Thousands)                               Cost            Value
------------------------------------------------------------------

Due in one year or less                    $  3,396     $  3,412
Due after one year through five years        32,491       32,860
Due after five years through ten years       32,653       32,908
Due after ten years                          20,835       20,909
Mortgage-backed securities                    8,838        8,834
Equity securities                             2,378        2,380
                                           ---------------------

                                           $100,591     $101,303
                                           =====================

Securities with an amortized cost of $24,916,000 and $18,696,000 at December 31, 1998 and 1997, respectively, were pledged as collateral on public deposits, securities sold under agreements to repurchase and for other purposes as required or permitted by law.

Gross gains of $19,000 and gross losses of $2,000 were realized on sales of available for sale securities in 1998. Gross gains of $48,000 and gross losses of $29,000 were realized on sales of available for sale securities in 1997. There were no sales of securities available for sale in 1996.


Note 4. Loans  Receivable and Allowance for Loan Losses
The composition of loans receivable were as follows:

  At December 31
  (In Thousands)                           1998         1997
-------------------------------------------------------------

     Consumer                           $ 28,894     $ 30,042
     Mortgage                             38,547       48,650
     Commercial                          118,196      113,806
     Tax-free                              2,713        6,518
                                        ---------------------

                                         188,350      199,016
     Less:
          Allowance for loan losses        3,489        3,345
          Unearned loan fees                 562          732
                                        ---------------------

                                        $184,299     $194,939
                                        =====================

ELVERSON NATIONAL BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4. Loans Receivable and Allowance for Loan Losses (Continued) Changes in the allowance for loan losses were as follows:

  Years Ended December 31
  (In Thousands)                     1998          1997        1996
---------------------------------------------------------------------
     Balance, January 1            $ 3,345      $ 2,992      $ 2,672
     Provision for loan losses         860          988          600
     Loans charged off                (799)        (745)        (319)
     Recoveries                         83          110           39
                                   ---------------------------------
     Balance, December 31          $ 3,489      $ 3,345      $ 2,992
                                   =================================

The recorded investment in impaired loans, not requiring an allowance for loan losses, was $364,000 and $431,000 at December 31, 1998 and 1997, respectively. The recorded investment in impaired loans requiring an allowance for loan losses was $296,000 and $355,000 at December 31, 1998 and 1997, respectively. At December 31, 1998 and 1997, the related allowance for loan losses associated with those loans was $147,000 and $40,000, respectively. For the years ended December 31, 1998, 1997 and 1996, the average recorded investment in these impaired loans was $788,000, $818,000 and $310,000, respectively. There was no interest income recognized on impaired loans in 1998, 1997 and 1996.


Note 5.  Loan Servicing
Mortgage loans serviced for others are not included in the accompanying consolidated balance sheets. The unpaid principal balances of mortgage loans serviced for others was $82,808,000, $64,092,000 and $53,236,000 at December 31,
1998, 1997 and 1996, respectively. In connection with loans serviced for others, the Bank held borrower's escrow balances of $253,000 and $176,000 at December 31, 1998 and 1997, respectively. Servicing income, net of mortgage servicing rights amortization, for the years ended December 31, 1998, 1997 and 1996, was $121,000, $117,000 and $116,000, respectively.

The Bank capitalized $278,000, $153,000 and $111,000 of mortgage servicing rights for loans originated and sold in 1998, 1997 and 1996, respectively and amortized $90,000, $29,000 and $9,000 of those rights for the years ended December 31, 1998, 1997 and 1996, respectively.

The amortization of purchased and originated mortgage servicing rights is recorded as a reduction of servicing revenue. Mortgage servicing rights are included in other assets. The carrying value of mortgage servicing rights approximate their fair value.

ELVERSON NATIONAL BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 6. Premises and Equipment
Components of premises and equipment were as follows:

 At December 31                                                   Estimated
 (In Thousands)                                                  Useful Lives          1998          1997
--------------------------------------------------------------------------------------------------------------
  Land                                                                 -            $       835   $        840
  Land improvements                                              5 to 40 years              110            117
  Buildings and improvements                                     15 to 40 years           2,955          3,105
  Furniture and equipment                                        3 to 20 years            2,279          2,750
                                                                                 -----------------------------

                                                                                          6,179          6,812

  Less accumulated depreciation                                                           1,820          2,308
                                                                                 -----------------------------

                                                                                    $     4,359   $      4,504
                                                                                 =============================

Note 7.  Deposits
Total deposits are summarized as follows:

     At December 31
     (In Thousands)                            1998         1997
----------------------------------------------------------------

     Demand, non-interest bearing          $ 47,582     $ 41,066
     NOW and Super NOW                       23,773       21,332
     Money market savings                    77,797       62,542
     Regular savings and club accounts        9,202        9,622
     Time, $100,000 and over                 17,330       17,376
     Time, other                             89,557       85,985
                                           ---------------------
     Total                                 $265,241     $237,923
                                           =====================

At December 31, 1998, the scheduled maturities of certificates of deposit are as follows (in thousands):

           1999               $ 64,253
           2000                 20,537
           2001                  6,964
           2002                  5,550
           2003                  7,580
           Thereafter            2,003
                              --------
                              $106,887
                              ========

ELVERSON NATIONAL BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8.  Borrowed Funds
The Bank maintains a U.S. Treasury tax and loan note option account for the deposit of withholding taxes, corporate income taxes and certain other payments to the federal government. Deposits are subject to withdrawal and are evidenced by an open-ended interest-bearing note. Borrowings under this note option account were $74,000 and $375,000 at December 31, 1998 and 1997, respectively.

The Bank has a flexible line of credit commitment available from the Federal Home Loan Bank for borrowings of up to approximately $6,782,000, expiring March 25, 1999. There were no borrowings under this line of credit at December 31, 1998 and 1997. The line of credit interest rate at December 31, 1998 was 5.34%.

Also, included in borrowed funds are advances from the Federal Home Loan Bank of $15,149,000 and $150,000 at December 31, 1998 and 1997, respectively.
$15,000,000, including interest at 5.54%, is due in January 1999. The remaining advance is being repaid over a ten-year period with monthly installments of approximately $1,000, including interest at 6.20%, with a final principal and interest payment due in July 2007.

The Bank has a maximum borrowing capacity with the Federal Home Loan Bank of approximately $77,728,000. Advances from the Federal Home Loan Bank are secured by qualifying assets of the Bank.


Note 9.  Securities Sold under Agreements to Repurchase
Securities sold under agreements to repurchase generally mature within one to four days from the transaction date. Securities sold under these agreements are retained under the Bank's control at its safekeeping agent.

Information concerning securities sold under agreements to repurchase is summarized as follows:

   At December 31
  (In Thousands)                                    1998          1997
-------------------------------------------------------------------------

     Average balance during the year               $ 7,758      $10,564
     Average interest rate during the year            4.86%        5.00%
     Maximum month-end balance during the year      13,722       14,281


Note 10.  Income Taxes
The provision for federal income taxes consisted of the following:

     Years Ended December 31
     (In Thousands)                 1998        1997         1996
------------------------------------------------------------------

     Current                     $ 1,028     $ 1,262      $ 1,011
     Deferred                         18         (69)         (28)
                                 --------------------------------
                                 $ 1,046     $ 1,193      $   983
                                 ================================

ELVERSON NATIONAL BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 10.  Income Taxes (Continued)
A reconciliation of the statutory income tax at a rate of 34% to the income tax expense included in the consolidated statements of income is as follows:

     Years Ended December 31
     (In Thousands)                              1998         1997         1996
-------------------------------------------------------------------------------

     Federal income tax at statutory rate     $ 1,184      $ 1,402      $ 1,139
     Tax-exempt interest                         (449)        (221)        (167)
     Merger costs                                 200           --           --
     Other                                        111           12           11
                                             -----------------------------------

                                              $ 1,046      $ 1,193      $   983
                                             ==================================

The income tax provision includes $6,000 in 1998 and 1997 and $-0- in 1996 of income tax expense related to net realized securities gains.

Net deferred tax assets consisted of the following components:

     At December 31
     (In Thousands)                                                      1998       1997
----------------------------------------------------------------------------------------
     Deferred tax assets:
          Allowance for loan losses                                    $1,104     $1,055
          Loan origination fees and costs                                  --         37
          Other                                                             8         28
                                                                      ------------------

                                                                        1,112      1,120
                                                                      ------------------

     Deferred tax liabilities:
          Premises and equipment                                          180        170
          Unrealized appreciation on securities available for sale        242         61
                                                                      ------------------

                                                                          422        231
                                                                      ------------------

     Net deferred tax assets                                           $  690     $  889
                                                                      ==================

Note 11.  Dividend Reinvestment and Stock Purchase Plan
The Bank had a dividend reinvestment and stock purchase plan available to stockholders who elected to reinvest their dividends or to make voluntary cash payments for the purchase of additional shares of the Bank's common stock. Distributions under the plan were made exclusively from the Bank's authorized but unissued shares of common stock with the purchase price based on the fair market value of such shares at the time of issuance. Stockholders purchased 13,197 shares in 1998; 22,491 shares in 1997 and 26,358 shares in 1996 through the plan.

In December 1998, the Bank's dividend reinvestment and stock purchase plan was terminated.

ELVERSON NATIONAL BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 12.  Employee Benefits
The Bank has a profit-sharing plan which, during 1996, was amended to include 401(k) provisions. The Plan is for the benefit of all employees who meet the eligibility requirements set forth in the Plan. The amount of contributions to the Plan, including 401(k) matching contributions, is at the discretion of the Bank's Board of Directors. The contributions charged to expense for the years ended December 31, 1998, 1997 and 1996 were $293,000, $119,000 and $248,000, respectively.

Effective July 1, 1997, the Bank established a non-contributory Employee Stock Ownership Plan (ESOP) to acquire shares of the Bank's common stock for the benefit of all eligible employees of the Bank. Subsequent to the establishment of the Plan, 34,445 shares of the Bank's common stock were transferred to the ESOP from the Bank's profit-sharing plan. Contributions to the Plan are determined by the Bank's Board of Directors. The contributions charged to expense for the years ended December 31, 1998 and 1997 were $-0- and $113,000, respectively. The 1997 contributions in the amount of $113,000 were contributed to the plan in 1998.

The Bank has a Stock Incentive Plan for certain officers and key employees of the Bank. The Plan is administered by the Board of Directors. Under the Bank's Articles of Association, an aggregate of 210,000 shares of authorized but unissued common stock of the Bank were reserved for future issuance under employee stock option provisions of the Plan, employee stock purchases or similar employee benefit plans. To date, stock options granted under the Plan are non-qualified and are exercisable over a three-year period, commencing one year after the date of grant, on a cumulative basis. Stock options generally expire ten years after the date of grant. The purchase price for stock options issued under the Plan must be at least equal to 100% of the fair market value of the common stock on the date of the grant.

The  following   summarizes  the  Bank's  stock  option   activity  and  related
information for the years ended December 31, 1998, 1997 and 1996:

                                            1998                   1997                   1996
                                   -------------------------------------------------------------------
                                                  Weighted                Weighted            Weighted
                                                   Average                 Average             Average
                                                  Exercise                Exercise             Exercise
                                    Options        Price    Options         Price   Options    Price
                                   -------------------------------------------------------------------
     Outstanding, beginning of
          year                       21,525      $   19.74   12,285      $   19.05       --     $   --
     Granted                         22,680          23.10   14,490          20.27   12,285      19.05
     Exercised                       (4,305)         21.78     (561)         19.05       --         --
     Forfeited                         (315)         23.10   (4,689)         19.63       --         --
                                   -------------------------------------------------------------------

     Outstanding, end of year        39,585      $   21.42   21,525      $   19.74   12,285     $19.05
                                   ===================================================================

     Exercisable at end of year      39,585      $   21.42    3,185      $   19.05  $    --     $   --
                                   ===================================================================

Stock options outstanding at December 31, 1998 are exercisable at prices ranging from $19.05 to $23.10 a share. The weighted average remaining contractual life of those options is 8.75 years.

ELVERSON NATIONAL BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 12.  Employee Benefits (Continued)
In accordance with Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation", the Bank elected to follow Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its stock options granted in 1998, 1997 and 1996 and, accordingly, did not recognize compensation cost. If the Bank had elected to recognize compensation cost based on the fair value of the options granted at grant date as prescribed by SFAS No. 123, the effect on net income and earnings per share would not be materially different from amounts reported.

After consummation of the merger, as discussed in Note 22, the Bank's profit sharing plan will be merged into the National Penn Bancshares, Inc. (NPB) Capital Accumulation Plan and the ESOP will be terminated and merged into NPB's Capital Accumulation Plan. All stock options granted under the Stock Incentive Plan became fully vested and immediately exercisable as a result of the merger agreement.


Note 13.  Comprehensive Income
The Bank adopted SFAS No. 130, "Reporting Comprehensive Income", as of January 1, 1998. Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in net assets and liabilities, such as unrealized gains and losses on available for sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income. The adoption of SFAS No. 130 had no effect on the Bank's net income or stockholders' equity.

The components of other comprehensive income and related tax effects are as follows:

 Years Ended December 31
 (In Thousands)                                              1998     1997     1996
------------------------------------------------------------------------------------
     Unrealized holding gains (losses) on available
          for sale securities                                $551     $ 95     $ (9)
     Less reclassification adjustment for gains (losses)
          included in  net income                              17       19       --
                                                         --------------------------

     Net unrealized gains (losses)                            534       76       (9)

     Tax effect                                               181       26       (3)
                                                         --------------------------

     Net of tax amount                                       $353     $ 50     $ (6)
                                                         ==========================

Note 14.  Transactions with Executive Officers and Directors
The Bank has had banking transactions in the ordinary course of business with its executive officers and directors and their related interests on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. At December 31, 1998 and 1997, these persons were indebted to the Bank for loans totaling $1,390,000 and $1,249,000, respectively. During 1998, $413,000 of new loans were made; repayments totaled $272,000.

ELVERSON NATIONAL BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 15.  Financial Instruments With Off-Balance Sheet Risk
The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and letters of credit. Those instruments involve, to varying degrees, elements of credit risk and interest rate risk in excess of the amount recognized in the balance sheets.

The Bank's exposure to credit loss in the event of non-performance by the other party to the financial instrument for commitments to extend credit and letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

A summary of the Bank's financial instrument commitments are as follows:

     At December 31
     (In Thousands)                                    1998        1997
-----------------------------------------------------------------------

     Commitments to grant loans                     $ 4,747     $ 4,292
     Unfunded commitments under lines of credit      40,250      31,880
     Outstanding letters of credit                    2,382       3,424

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total commitment amount does not necessarily represent future cash requirements. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation. Collateral held varies but may include personal or commercial real estate, accounts receivable, inventory, and equipment.

Outstanding letters of credit written are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.


Note 16.  Concentration of Credit Risk
The Bank grants commercial, residential, and consumer loans to customers primarily located in Berks, Chester, and Lancaster Counties in Pennsylvania. The concentrations of credit by type of loan are set forth in Note 4. Although the Bank has a diversified loan portfolio, its debtors' ability to honor their contracts is influenced by the region's economy.

ELVERSON NATIONAL BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 17.  Lease Commitments
The Bank rents facilities and equipment under operating lease agreements which expire between 1999 and 2013, and require various minimum annual rentals. The total minimum rental commitment at December 31, 1998 was approximately $1,722,000, and is due as follows:

           Year
        (In Thousands)   Future Minimum Lease Payments
        ------------------------------------

            1999                    $  234
            2000                       219
            2001                       219
            2002                       150
            2003                        90
            Later years                810
                               ------------

            Total                   $1,722
                               ============

The total rental expense included in the consolidated statements of income for the years ended December 31, 1998, 1997 and 1996 was $389,000, $365,000 and
$379,000, respectively.


Note 18.  Regulatory Matters and Stockholders' Equity
The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets, and of Tier I capital to average assets. Management believes, as of December 31, 1998, that the Bank meets all capital adequacy requirements to which it is subject.

ELVERSON NATIONAL BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 18.  Regulatory Matters and Stockholders' Equity (Continued)
As of December 31, 1998, the most recent notification from the Office of the Comptroller of the Currency categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the Bank's category. The Bank's actual capital amounts and ratios are also presented below.

                                                                                                           To Be Well
                                                                                  For Capital           Capitalized Under
                                                                                   Adequacy             Prompt Corrective
                                                                                   Purposes,            Action Provisions,
                                                                                Must Be Greater          Must Be Greater
                                                          Actual                Than or Equal to         Than or Equal to
                                                ----------------------------------------------------------------------------
                                                   Amount          Ratio       Amount       Ratio       Amount       Ratio
                                                ----------------------------------------------------------------------------
                                                                       (Dollar Amounts In Thousands)
As of December 31, 1998:
      Total capital (to risk weighted assets)       $30,435        14.71%      $16,557        8.00%    $20,696        10.00%
      Tier I capital (to risk weighted assets)       27,848        13.46         8,278        4.00      12,418         6.00
      Tier I capital (to average assets)             27,848         9.47        11,761        4.00      14,701         5.00

As of December 31, 1997:
      Total capital (to risk weighted assets)       $28,069        14.34%      $15,657        8.00%    $19,572        10.00%
      Tier I capital (to risk weighted assets)       25,623        13.09         7,829        4.00      11,743         6.00
      Tier I capital (to average assets)             25,623        10.01        10,239        4.00      12,799         5.00

Banking laws and regulations limit the amount of dividends that may be paid. Under current banking laws, the Bank would be limited to approximately $4,187,000 of dividends in 1999 plus an additional amount equal to the Bank's net profit for 1999, up to the date of any such dividend declaration.

In February 1998, the Bank declared a 5% stock dividend with a record date of April 3, 1998, payable April 10, 1998. The stock dividend was recorded at December 31, 1997. All per share amounts and average shares outstanding in the accompanying statements have been adjusted to give retroactive effect to this stock dividend.


Note 19.  Earnings Per Common Share
The following table sets forth the computations of basic and diluted earnings per common share:

Years Ended December 31
(In Thousands)                                            1998       1997       1996
------------------------------------------------------------------------------------
Net income applicable to common stock                   $2,435     $2,931     $2,367
                                                        ----------------------------

Weighted average common shares outstanding               2,594      2,571      2,544
Effect of dilutive securities, stock options                10          2         --
                                                        ----------------------------

Weighted average common shares
 outstanding used to calculate
 diluted earnings per common share                       2,604      2,573      2,544
                                                        ============================

ELVERSON NATIONAL BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 20.  Other Expenses
The following represents the most significant categories of other expenses for the years ended December 31 (in thousands):

                                       1998       1997        1996
                                   --------------------------------

     Advertising                      $  211     $  316     $  313
     Loan expenses                       286        318        343
     Office supplies and expenses        343        378        351
     Professional fees                   564        477        466
     All other expenses                1,012        961        816
                                   --------------------------------

                                      $2,416     $2,450     $2,289
                                   ===============================


Note 21.  Fair Value of Financial Instruments
Management uses its best judgment in estimating the fair value of the Bank's financial instruments; however, there are inherent weaknesses in any estimation technique. Therefore, for substantially all financial instruments, the fair value estimates herein are not necessarily indicative of the amounts the Bank could have realized in a sales transaction on the dates indicated. The estimated fair value amounts have been measured as of their respective year ends, and have not been re-evaluated or updated for purposes of these consolidated financial statements subsequent to those respective dates. As such, the estimated fair values of these financial instruments subsequent to the respective reporting dates may be different than the amounts reported at each year end.

The following information should not be interpreted as an estimate of the fair value of the entire Bank since a fair value calculation is only provided for a limited portion of the Bank's assets. Due to a wide range of valuation techniques and the degree of subjectivity used in making the estimates, comparisons between the Bank's disclosures and those of other companies may not be meaningful. The following methods and assumptions were used to estimate the fair values of the Bank's financial instruments at December 31, 1998 and 1997:

Cash and cash equivalents and term funds sold: The carrying amounts reported in the balance sheet for cash and cash equivalents and term funds sold approximate those assets' fair values.

Securities: Fair values for securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable securities.

Loans receivable: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for fixed rate loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

Accrued interest receivable: The carrying amounts of accrued interest receivable approximate their fair value.

ELVERSON NATIONAL BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 21.  Fair Value of Financial Instruments (Continued)
Deposit liabilities: The fair value of demand deposits, savings accounts and certain money market accounts is the amount payable on demand at the reporting date. The carrying amounts for variable-rate fixed-term money market accounts and certificates of deposits approximate their fair values at the reporting date. The fair value of fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered for deposits of similar remaining maturities.

Securities sold under agreements to repurchase: The carrying amounts of securities sold under agreements to repurchase approximate their fair value.

Borrowed funds: The fair values of the Bank's borrowed funds are estimated using discounted cash flow analyses, based on the Bank's current incremental borrowing rates for similar types of borrowing arrangements. The carrying amounts of the U.S. Treasury tax and loan note approximate its fair value.

Accrued interest payable: The carrying amounts of accrued interest payable approximate their fair value.

Off-balance sheet instruments: The fair values of the Bank's commitments to extend credit and outstanding letters of credit are estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing.

The estimated fair value of the Bank's financial instruments were as follows:

                                                     1998                      1997
                                          --------------------------------------------------
                                                          Estimated                Estimated
At December 31                               Carrying       Fair       Carrying       Fair
(In Thousands)                                Value         Value        Value        Value
--------------------------------------------------------------------------------------------
Financial Assets:
     Cash and cash equivalents               $ 15,700     $ 15,700     $ 22,310     $ 22,310
     Term funds sold                           15,000       15,000           --           --
     Securities                               101,303      101,303       49,704       49,826
     Loans receivable, net                    184,299      192,458      194,939      199,697
     Accrued interest receivable                2,173        2,173        1,554        1,554


Financial Liabilities:
     Deposits                                 265,241      266,850      237,923      238,372
     Securities sold under agreements to
         repurchase                            13,722       13,722        8,963        8,963
     Borrowed funds                            15,223       15,224          525          612
     Accrued interest payable                   1,272        1,272        1,019        1,019


Off-Balance Sheet Financial Instruments:
     Commitments to extend credit                  --           --           --           --
     Outstanding letters of credit                 --           --           --           --

ELVERSON NATIONAL BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 22.  Merger
On July 21, 1998, the Bank entered into an agreement to merge with National Penn Bancshares, Inc. (NPB), a Pennsylvania corporation, and National Penn Bank, a national banking association, both of which are headquartered in Boyertown, Pennsylvania. The merger was approved by stockholders of both institutions on December 14, 1998 and was consummated on January 4, 1999. Under the terms of the agreement, each Elverson National Bank stockholder received 1.46875 shares of NPB's common stock for each Elverson National Bank share and Elverson National Bank will operate as a division of National Penn Bank. The transaction was accounted for under the pooling-of-interests method of accounting. Merger costs of $786,000, consisting primarily of professional fees, have been expensed in 1998 in connection with the merger.

The following table provides a summary of the consolidated operating results and financial condition on a pro forma basis as of and for the year ended December 31, 1998:

                                                     National
                                      Elverson         Penn
Year Ended December 31                National      Bancshares,  Consolidated
 (In Thousands)                         Bank            Inc.      Pro Forma
-------------------------------------------------------------------------------

     Net interest income            $   12,566     $   64,908     $   77,474
     Net income                          2,435         20,483         22,918
     Total assets                      324,654      1,811,594      2,136,248
     Total stockholders' equity         28,318        130,456        158,774